Exhibit 99.1

HENNESSY CAPITAL INVESTMENT CORP. VI
PRO FORMA BALANCE SHEET

(dollar amounts rounded to thousands)

	As of
	October 1, 2021	Pro Forma Adjustments		Pro Forma As Adjusted
		(unaudited)		(unaudited)
ASSETS
Current assets:
Cash	$3,378,000	$(819,000)	b	$3,378,000
		819,000	e
Prepaid expenses	968,000	-		968,000
Total current assets	4,346,000	-		4,346,000
Cash and investments held in Trust Account	300,000,000	40,930,000	a	340,930,000
Total Assets	$304,346,000	$40,930,000		$345,276,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued formation costs	$2,000	-		$2,000
Accounts payable	1,226,000	-		1,226,000
Accrued liabilities	91,000	-		91,000
Total current liabilities	1,319,000	-		1,319,000
Other liabilities:
Warrant liability	17,500,000	573,000	e
		1,433,000	d	19,506,000
Deferred underwriting compensation	10,500,000	1,433,000	b	11,933,000
Total liabilities	29,319,000	7,225,000		36,544,000

Common stock subject to possible redemption; 30,000,000 shares and 34,092,954 shares as adjusted (at redemption value of $10.00 per share)	300,000,000	40,930,000	a
		(819,000)	b
		(1,433,000)	b
		87,000	c
		(1,433,000)	d
		3,598,000	f	340,930,000

Commitments and contingencies Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued or outstanding	-	-		-
Class A common stock, $0.0001 par value, 200,000,000 authorized shares, -0- shares issued and outstanding and -0- shares as adjusted (excluding 30,000,000 shares, and 34,092,954 shares as adjusted, subject to possible redemption)	-	-		-
Class B common stock, $0.0001 par value, 20,000,000 authorized shares, 11,500,000 shares issued, and outstanding, actual and as adjusted(1)	1,000	-		1,000
Additional paid-in-capital	-	246,000	e	-
		(246,000)	f
Accumulated deficit	(24,974,000)	(87,000)	c	(28,413,000)
		(3,352,000)	f
Total stockholders’ (deficit)	(24,973,000)	(3,439,000)		(28,412,000)
Total liabilities and stockholders’ (deficit)	$304,346,000	$40,930,000		345,276,000

(1)	Includes an aggregate of 1,500,000 and 135,682 shares, respectively, of Class B common stock at October 1, 2021 and as adjusted, held by the Sponsor that are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full.

See accompanying note to pro forma balance sheet

HENNESSY CAPITAL INVESTMENT CORP. VI
NOTE TO PRO FORMA BALANCE SHEET

(unaudited, and dollar amounts rounded to thousands)

NOTE 1 – CLOSING OF OVER-ALLOTMENT OPTION

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Hennessy Capital Investment Corp. VI (the “Company”) as of October 1, 2021, adjusted for the October 21, 2021 closing of the underwriters’ over-allotment option.

On October 21, 2021 the Company closed the underwriters’ over-allotment option of 4,092,954 units (a partial exercise), increasing the aggregate gross proceeds to the Company from its initial public offering by approximately $40,930,000 to approximately $340,930,000. The partial exercise of the underwriters’ over-allotment option resulted in an additional cash underwriting fee of approximately $819,000 and an additional deferred underwriting fee of approximately $1,433,000. Because only a portion of the underwriters’ over-allotment option was exercised (and assuming, no further exercise of the underwriters’ over-allotment option), then 135,682 Founders Shares would be forfeited by the Sponsor. Pro forma adjustments to reflect the exercise of the underwriters’ over-allotment option are as follows:

	Pro forma entry	Debit	Credit
a.	Cash held in Trust Account	40,930,000
	Class A common stock subject to redemption		40,930,000

To record the sale of 4,092,954 units at $10.00 and the deposit of $10.00 per share in the trust account

b.	Class A common stock subject to redemption	819,000
	Class A common stock subject to redemption	1,433,000
	Cash		819,000
	Deferred underwriting fee		1,433,000

To record additional cash and deferred underwriting fees associated with over-allotment option exercise

c.	Accumulated deficit	87,000
	Common stock subject to redemption		87,000

To allocate a portion of the costs associated with issuance of the warrants issued to expense not capital based on the relative value of the warrants vs. equity.

d.	Class A common stock subject to redemption	1,433,000
	Warrant liability		1,433,000

To record warrant liability for additional public warrants

e.	Cash from private placement warrant (“PPW”) sale proceeds	819,000
	Additional paid-in-capital PPW proceeds over FMV		246,000
	Warrant liability		573,000

To record PPW sale proceeds and warrant liability for additional private warrants and PPW

f.	Accumulated deficit	3,352,000
	Additional paid-in-capital	246,000
	Class A common stock subject to redemption		3,598,000

To correctly state Class A common stock subject to redemption and additional paid-in-capital

No entry is shown for the forfeiture of 135,682 Founder Shares as the number of shares ultimately forfeited is not known until the over-allotment period has expired and further the dollar amount is below the rounded amounts being presented.